Exhibit 5.2

November 3, 2026

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, North Carolina 28217

Ladies and Gentlemen:

We have acted as counsel to Terrestrial Energy Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company on the date hereof (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, to register, among other securities from time to time pursuant to Rule 415 promulgated under the Securities Act, the offer and sale of up to 2,310,937 shares (collectively, the “CVR Shares” and each, a “CVR Share”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), to be issued to the holders of contingent value rights to receive additional shares of Common Stock pursuant to (a) the 8% Convertible Notes Due 2026 having an aggregate principal amount of $28,944,933 (collectively, the “Convertible Notes” and each, a “Convertible Note”) issued by Terrestrial Energy Inc., a Delaware corporation now known as “Terrestrial Energy Development, Inc.” (“TEDI”), and (b) that certain Business Combination Agreement, made and entered into as of March 26, 2026, by and among that certain Company, HCM II Merger Sub Inc., a Delaware corporation (“Merger Sub”), and TEDI, as amended by that certain First Amendment to Business Combination Agreement, dated March 26, 2025, by and among the Company, Merger Sub, and TEDI (the “Business Combination Agreement”).

This opinion letter is being furnished to you in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering our opinions set forth below, we have examined the following (collectively, the “Reviewed Documents”): (i) the Registration Statement; (ii) the prospectus included in the Registration Statement relating to the offer and sale of the Securities (the “Prospectus”); (iii) the Business Combination Agreement; (iv) an executed form of the Convertible Notes (the “Form of Note”); (iv) the State of Delaware Certificate of Domestication From a Non-Delaware Corporation to a Delaware Corporation Pursuant to Section 388 of the Delaware General Corporation Law (as corrected by the Certificate of Correction of Certificate of Domestication of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 27, 2026) and the Certificate of Incorporation of the Company as simultaneously filed with the Secretary of State on October 23, 2025, as amended by the Certificate of Designation of Special Voting Preferred Stock of the Company as filed with the Secretary of State on October 28, 2025, and as amended by the State of Delaware Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on October 28, 2025 (changing the Company’s name from “HCM II Acquisition Corp.” to “Terrestrial Energy Inc.”) (the “Certificate of Incorporation”); (v) the Company’s Bylaws adopted and effective as of October 23, 2025, as amended by the First Amendment to the Bylaws of the Company adopted and effective as of October 28, 2025 (the “Bylaws”); (vi) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on November 2, 2026 as to the authorization of the Registration Statement and the issuance of the CVR Shares (the “Board Resolutions”); and (vii) a fact certificate of an officer of the Company, dated as of the date hereof, with respect to certain matters (the “Fact Certificate”).

Terrestrial Energy Inc.

November 3, 2026

For purposes of rendering our opinions set forth below, we have not examined any document other than the Reviewed Documents and assume that there exists no provision in any document relating to the matters covered by our opinions set forth below that we have not examined that is inconsistent with the Reviewed Documents or our opinions set forth below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein, and the additional matters recited or assumed in this opinion letter, all of which we assume to be true, complete, and accurate in all respects.

For purposes of rendering our opinions set forth below, we have made assumptions that are customary in opinion letters of this kind, including the assumptions that: (a) each of the Reviewed Documents is accurate and complete; (b) each of the Reviewed Documents that is an original is authentic; (c) each of the Reviewed Documents that is a copy conforms to an authentic original; (d) all signatures on each of the Reviewed Documents are genuine; and (e) the Company is and shall remain at all times relevant to our opinions set forth below, a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; and (f) there are no documents other than the Reviewed Documents that could affect our opinions set forth below and no amendments, modifications, or waivers of the Reviewed Documents. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the Reviewed Documents (A) is duly formed or incorporated, as applicable, organized, validly existing, and in good standing under the laws of the state of its formation or incorporation, as applicable, (B) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (C) has taken all action necessary to duly authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it is a party, and (D) has duly executed and delivered the Reviewed Documents to which it is a party, (iii) each of the Reviewed Documents constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with their terms, and (iv) that any amendment, restatement, or amendment and restatement of any of the Reviewed Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law. We have not verified any of the foregoing assumptions.

Terrestrial Energy Inc.

November 3, 2026

In rendering our opinions set forth below, we have also assumed that: (i) the issuance of the Securities will not (A) result in the issuance of the Securities to an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”) and hereinafter referred to as an “Interested Stockholder”), (B) increase the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any subsidiary of the Company which is owned (within the meaning of Section 203(c) of the DGCL) by an Interested Stockholder, or (C) confer a benefit, directly or indirectly (except proportionally as a stockholder of the Company) of any financial benefit (other than those expressly permitted by Section 203(c)(3)(i)–(iv) of the DGCL) on an Interested Stockholder; (ii) there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL; (iii) the Board Resolutions have not have not been, and will not be, revoked, modified, or amended, and have been duly filed in the books and records of the Company in accordance with applicable law; (iv) at the time of the issuance of each CVR Share, the Company will have sufficient authorized shares of Common Stock that have not been issued, subscribed for, or otherwise committed to be issued available to permit the issuance of such CVR Share; (v) in accordance with Section 158 of the DGCL, either (A) upon the issuance each CVR Share, such CVR Share will be evidenced by a certificate in such form as may be prescribed by law and the Board of Directors that has been duly executed and delivered, or (B) prior to the issuance of each CVR Share, the Board of Directors will have adopted a resolution (that has not been rescinded or revoked) providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL, and, within a reasonable time after the issuance or transfer of such uncertificated CVR Share, the registered owner of such CVR Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (vi) the issuance of each CVR Share will be duly recorded in the Company’s stock ledger upon issuance; (vii) the Company will receive the consideration for each CVR Share as set forth in the Convertible Notes and the BCA, which such consideration will be at least equal to the par value of a share of Common Stock (unless such CVR Share is held in treasury, in which case, such consideration will be the amount set forth in the applicable Convertible Note and the BCA); (viii) the holders of the Convertible Notes received and accepted evidence from the Company of the CVRs; (ix) no holders of the Convertible Notes have violated the terms of the Lock-Up Agreements (as defined in the Convertible Notes) in any material respect; and (x) all of the Convertible Notes executed and delivered were in the same form as the Form of Note. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act. Our opinions set forth below are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in law.

Terrestrial Energy Inc.

November 3, 2026

Based upon and subject to the foregoing, and assuming that the Registration Statement is effective at the time of the issuance of the CVR Shares, it is our opinion that the issuance of the CVR Shares has been duly authorized and, when the CVR Shares are issued and delivered in accordance with the Board Resolutions, the CVR Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or such prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP